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                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 1994 between INTERNATIONAL CONTROLS CORP., a New Jersey corporation, having its principal place of business at 2016 North Pitcher Street, Kalamazoo, Michigan 49007 ("ICC") and DAVID R. MARKIN, residing at 70 Blossom Way, Palm Beach, Florida 33480 ("Markin").

                              W I T N E S S E T H:

          WHEREAS, Markin is now and has been employed by ICC as President and Chief Executive Officer since January 11, 1989; and

          WHEREAS, ICC wishes to continue to employ Markin as President and Chief Executive Officer of ICC and Markin is willing to continue his employment by ICC in such capacities;

          WHEREAS, it is desirable to set forth in writing all of the terms and conditions of said Employment Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. ICC agrees to employ Markin, and Markin agrees to be employed by ICC, as President and Chief Executive Officer by ICC, for a term which commenced on January 11, 1989 and expires on March 31, 1996 (the "Termination Date"). On April 1, 1994 and on the first day of each month thereafter, the Termination Date


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shall be automatically extended for an additional month until either party gives the other notice of its or his desire to terminate the Employment Agreement as of the Termination Date then in effect.

          2. Markin shall serve ICC as President and Chief Executive Officer, and Markin shall have the right to perform the duties of his employment hereunder and to have his office and headquarters in Michigan or Florida, at his option, all subject to the reasonable direction of the Board of Directors of ICC.

          3. During the term of this Agreement, Markin shall receive as cash compensation (exclusive of any profit sharing or pension or other fringe benefit to which he now may be entitled or which he may receive) the amount of $600,000 per annum. Markin shall be eligible to receive any future profit sharing or pension or other bonus compensation approved by the Board of Directors of ICC and implemented by ICC. When deemed appropriate by the Board of Directors of ICC, the Board shall review Markin's rate of compensation and fringe benefits taking into account, without limiting the generality of the review, any increases in the cost of living, compensation paid by competing companies comparable to ICC to executives of similar rank and the results of operations of ICC during the preceding years.

          4. Markin's employment under this Agreement shall terminate upon his death or disability and may be terminated for



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cause, in any one of which events Markin shall have no further rights and ICC shall have no further obligations under this Agreement, except as set forth in Paragraphs 5 and 14 herein. For purposes of this Paragraph 4, the term "cause" shall mean gross misconduct or dishonesty and the term "disability" shall mean a physical or mental condition which, in the reasonable opinion of the Board of Directors of ICC, shall have prevented Markin from performing his customary duties at his customary standard for a period of at least six consecutive months and which can reasonably be expected to continue indefinitely.

          5. The death of Markin shall forthwith terminate this Agreement. In such event, ICC shall pay the Estate of Markin the compensation which would otherwise be payable to Markin for the period ending on the last day of the month in which death occurs. In addition, ICC shall pay deferred compensation from the date of Markin's death through the Termination Date in an annual amount equal to one-third of Markin's base salary at the date of his death. Such deferred compensation shall be payable in bi-monthly installments on the 15th and last day of each month and in accordance with the terms of the Last Will and Testament of David R. Markin, or if no such Last Will and Testament exists upon the death of Markin, to the Estate of Markin.

          6. Markin shall be entitled to a paid vacation of six weeks per year and to accountable allowances, charges and reimbursements like those now prevailing at ICC to cover



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entertainment, travel and other expenses incurred in connection with the business of ICC.

          7. Markin shall devote his best efforts and substantially all his business time to his employment hereunder. During the term of his employment pursuant to this Agreement, Markin shall not become an officer, director or employee or act in an advisory or other capacity for any individual, firm, or corporation or other person not affiliated with ICC which is engaged in any business which is being conducted in the same geographic area and which is the same or substantially similar to the business then being conducted by ICC or any of its divisions, subsidiaries or affiliated companies, or have any interest as owner, partner, stockholder or other proprietary interest in such business, but this provision shall not prohibit Markin from purchasing in the public market not more then 5% of the outstanding stock or other class of securities of any such corporation if such stock or other securities are listed on a national securities exchange or are regularly quoted in the over-the-counter market.

          8. Neither this Agreement nor the rights of Markin hereunder shall be assignable or otherwise transferable by Markin except as expressly provided herein, without the prior written consent of ICC, and any purported assignment or other transfer by Markin of this Agreement or such rights, whether voluntarily or involuntarily, except as expressly provided herein, shall not



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vest in the purported assignee or transferee any interest or right herein whatsoever and any such purported assignment shall be void.

          9. Neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course or purported course of dealing, but only by an agreement signed by ICC and Markin. No such agreement in writing shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver or failure to enforce any provision of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

          10. Every notice relating to or required by this Agreement shall be in writing and shall be given in person or by registered mail return receipt requested. All notices to ICC and Marking shall be addressed to their respective addresses shown in this Agreement. Either party may designate a different address to which notices shall be addressed by giving the other party due notice hereunder of such different address. Any notice given by ICC to Markin at his last designated address shall be effective to bind any other person who may acquire rights hereunder.



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          11.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflict of laws.

          12. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Florida before three arbitrators in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereto.

          13. The covenants, agreements, representation and warranties contained in or made pursuant to this Agreement shall survive Markin's termination of employment.

          14. In the event that this Agreement is terminated by either ICC or Markin for any reason (including without limitation, retirement by Markin) other than "cause" or "disability", as defined in Paragraph 4 hereinabove, or death, then Markin shall continue to service as a consultant to ICC for a period of five years from the date of such termination and ICC shall pay to Markin $50,000 per annum for such services as may be reasonably requested plus actual traveling and other expenses incurred by him in performing such services. In performing such services, Marking may be required to devote the equivalent of up to one day per week to the business of ICC and shall not be



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required to render such services except at the offices of ICC in Michigan or
Florida. Markin may terminate this arrangement at any time upon 60 days notice to ICC.

          To the extent permitted by law, ICC shall indemnify and hold Markin harmless from and against all expenses (including attorneys' fees), liabilities, damages and amounts paid in settlement incurred by him in any threatened, pending or completed action, suit or proceeding to which he becomes a party by reason of any status, service, action or failure to act on his part in his capacity as consultant hereunder or otherwise on behalf of ICC, except if such expense, liability, damage or amount results directly from Markin's gross negligence or willful misconduct.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   INTERNATIONAL CONTROLS CORP.



                                   By  /s/ Allan Tessler
                                     --------------------------
                                     Name: Allan Tessler
                                     Title: Chairman of the Board


                                      /s/ David R. Markin
                                   ---------------------------
                                          David R. Markin




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